Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-114067, No. 333-114408, No. 333-105189, and No. 333-33210) on Form S-8 of Tufco Technologies, Inc. of our report dated December 31, 2013, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2013.

/s/ McGladrey LLP

Milwaukee, Wisconsin

December 31, 2013